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                                  SKYLINE FUND
                               AMENDMENT NO. 1 TO
                       AGREEMENT AND DECLARATION OF TRUST

     Amendment No. 1 to the Agreement and Declaration of Trust dated April 24, 1997 (amending the Agreement and Declaration of Trust dated February 4, 1987 (the "Agreement")) of Skyline Fund (the "Trust"), made at Chicago, Illinois, this 24th day of April, 1997.

                                   WITNESSETH:

     WHEREAS, Article Eleventh of the Agreement of the Trust provides that except when otherwise required by the Investment Company Act of 1940, the Agreement may be amended at any time, by a majority of the Trustees of the Trust; and

     WHEREAS, a majority of Trustees of the Trust have duly approved this amendment to the Agreement in accordance with the provisions of the Agreement and have authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston.

     NOW, THEREFORE, the undersigned William M. Dutton, the duly elected and serving President of the Trust, pursuant to the authorization described above, hereby declares that the Agreement is amended as follows:

          Effective as of April 25, 1997, Article First of the Agreement and Declaration of Trust of Skyline Fund is amended and restated to read as follows:

          FIRST:    NAME.

          The name of this Trust is SKYLINE FUNDS (the "Trust").

     IN WITNESS WHEREOF, the undersigned, pursuant to the direction of the Trustees as evidenced by a resolution of a majority of the Trustees duly adopted by written consent on April 23, 1997, has hereunto set his hand as of the day and year first above written.

                                           /s/ William M. Dutton
                                           ------------------------------
                                           Name:  William M. Dutton
                                           Title: President


STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )


     Then personally appeared the above-named William M. Dutton, as President of the Trust, and acknowledged this instrument to be his free act and deed this 24th day of April, 1997.

                                           /s/ Scott C. Blim
                                           -------------------------------
                                           Notary Public
                                           My Commission Expires: 3-4-2000

"OFFICIAL SEAL"
SCOTT C. BLIM
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES 3-4-2000